Exhibit 99.1

Sigyn Therapeutics™ Discloses PCT Patent Submission to Enhance Chemotherapy Delivery and Reduce Cancer Treatment Toxicity

OCTOBER 04, 2023 8:30AM EDT SAN DIEGO, CA, Oct. 04, 2023 (GLOBE NEWSWIRE) — via NewMediaWire — Sigyn Therapeutics, Inc. (“Sigyn” or the “Company”) (OTCQB: SIGY), a development-stage medical technology company, today disclosed the submission of a Patent Cooperation Treaty (PCT) application entitled: “SYSTEM AND METHODS TO ENHANCE CHEMOTHERAPY DELIVERY AND REDUCE TOXICITY.”

The PCT submission is associated with medical technologies being advanced by Sigyn Therapeutics to enhance the clinical benefit of chemotherapeutic drugs administered to cancer patients. Among therapeutic technologies being developed by the Company are ChemoPrep™ and ChemoPure™. Chemotherapy is the most commonly administered drug to treat cancer, the second leading cause of death in the United States. Despite utility across a broad-spectrum of cancers, there remains a critical need to optimize chemotherapy delivery as less than 5% of administered doses reach their tumor-site target.

ChemoPrep™ is being advanced to extract circulating molecules that restrict the tumor-site delivery of chemotherapy and induce an unresponsiveness to therapy (chemoresistance) associated with 90% of metastatic cancer deaths. The clinical intent of ChemoPrep™ is to safely increase the tumor-site saturation of chemotherapeutic agents with reduced doses. Achievement of this objective will likely improve treatment outcomes yet reduce treatment toxicity and long-term health consequences associated with chemotherapy administration. Beyond the potential to increase survival and enhance patient quality of life, reduced dosing of chemotherapeutic agents may alleviate ongoing supply chain issues associated with nationwide shortages of chemotherapy.

Post infusion of chemotherapy, Sigyn Therapeutics designed ChemoPure™ to extract off-target drug agents from the bloodstream as a means to further reduce patient toxicity.

The Patent Cooperation Treaty (PCT) is an international treaty with more than 150 Contracting States. A PCT submission makes it possible to seek patent protection for an invention simultaneously in a large number of countries by filing a single “international” patent application instead of filing multiple national or regional patent applications. However, the granting of patents remains under the control of the national or regional patent offices. Sigyn Therapeutics previously disclosed that a related provisional patent application was filed with the United States Patent and Trademark Office (“USPTO”).

About Sigyn Therapeutics™

Sigyn Therapeutics is a development-stage medical technology company headquartered in San Diego, California. The Company plans to become a clinical-stage organization through first-in-human studies of Sigyn Therapy, a blood purification technology to treat pathogen-induced disorders that are not addressed with FDA approved therapies. Candidate treatment indications include community-acquired pneumonia, drug-resistant virus and bacterial infections, endotoxemia, and sepsis, the leading cause of hospital deaths in the United States.

Sigyn Therapeutics also develops therapeutic technologies to enhance the performance of cancer therapies. Sigyn Therapeutics designed ChemoPrep™ to improve the tumor-site delivery of chemotherapeutic agents and reduce their toxicity. ChemoPure™ extracts off-target chemotherapy from the bloodstream to further reduce treatment toxicity. ImmunePrep™ is a novel commercialization platform to enhance efficacy of monoclonal antibodies (including cancer checkpoint inhibitors) and antibody drug-conjugates (ADCs).

To learn more about Sigyn Therapeutics, visit: www.SigynTherapeutics.com

Cautionary Note Regarding Forward-Looking Statements

This information in this press release contains forward-looking statements of Sigyn Therapeutics, Inc. (“Sigyn”) that involve substantial risks and uncertainties. All statements contained in this summary are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “estimate,” “potentially” or similar expressions constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties and actual results may differ materially from the results anticipated in the forward-looking statements. These forward-looking statements are based upon Sigyn’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Factors that may contribute to such differences may include, without limitation, the Company’s ability to clinically advance its therapeutic technologies in human studies required for market clearance, the Company’s ability to manufacture its therapeutic technologies, the Company’s ability to raise capital resources, and other potential risks. The foregoing list of risks and uncertainties is illustrative but is not exhaustive. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and in the Company’s other filings with the Securities and Exchange Commission, including its quarterly Reports on Form 10-Q. All forward-looking statements contained in this report speak only as of the date on which they were made. Except as may be required by law, the Company does not intend, nor does it undertake any duty, to update this information to reflect future events or circumstances.

CONTACT:

Sigyn Therapeutics, Inc.
Charlene Owen
Director of Operations
858-353-0800 x100
Charlene@SigynTherapeutics.com